UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2016

CROSSROADS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On November 29, 2016, Crossroads Capital, Inc. (the “Company”) sold 1,338,302 shares of Metabolon, Inc. Series D preferred stock for $3,466,202 to a purchaser that is not affiliated with the Company, its officers, directors, or employees, nor any person controlling or under common control with the Company or its affiliates. The Company continues to own 890,719 shares of Metabolon Series D preferred stock.

The Company and the purchaser of the Metabolon stock each made customary representations and warranties to one another. Pursuant to the terms of the sale, and subject to certain limitations, the parties to the Metabolon stock sale agreed to certain indemnification provisions with each other.

The Company issued a press release announcing the disposition of its shares in Metabolon on December 5, 2016. A copy of the Company’s press release dated December 5, 2016, is attached as Exhibit 99.1, and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the closing of its sales of Metabolon on December 5, 2016, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016	CROSSROADS CAPITAL, INC.

	By:	/s/ Ben H. Harris, J.D.
Ben H. Harris, J.D.
President and Chief Executive Officer